Exhibit 10.2

AMENDMENT TO THE

SOUTHCROSS ENERGY PARTNERS, L.P.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

WHEREAS, Southcross Energy Partners GP, LLC, a Delaware limited liability company (the “Company”) has previously established the Southcross Energy Partners, L.P. Non-Employee Director Deferred Compensation Plan effective March 7, 2013 (the “Plan”) for the benefit of non-employee directors of the Company; and

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of October 31, 2017, by and among the Company, Southcross Energy Partners, L.P., a Delaware limited partnership of which the Company is the general partner (the “Partnership”), American Midstream Partners, LP, a Delaware limited partnership (“AMID”), American Midstream GP, LLC, a Delaware limited liability company, and Cherokee Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of AMID (“Merger Sub”) (the “Merger Agreement”) pursuant to which AMID will acquire control over the Partnership through the merger of the Partnership with and into Merger Sub; and

WHEREAS, pursuant to Section 5.14(d) of the Merger Agreement, the Company is required to terminate the Plan and liquidate each Participant’s Account (as such terms are defined in the Plan) in a lump sum cash payment within thirty (30) days prior to Closing (as such term is defined in the Merger Agreement); and

WHEREAS, the Company has the authority to amend or terminate the Plan with the written consent of each affected Participant under Section 7.2 thereof; and

WHEREAS, each Participant has consented to the termination of the Plan and liquidation of his or her Account (as defined in the Plan), as evidenced by the execution of this Amendment below.

NOW, THEREFORE, the following amendment is hereby made, and shall be effective on the date executed below.

1.	A new Section 6.4 is hereby added to the Plan, effective as provided therein, to be and read as follows:

“6.4 Termination and Liquidation in Connection with Merger. In connection with that certain Agreement and Plan of Merger, dated as of October 31 2017, by and among the Company, the Partnership, American Midstream Partners, LP, a Delaware limited partnership (“AMID”), American Midstream GP, LLC, a Delaware limited liability company, and Cherokee Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of AMID (“Merger Sub”) (the “Merger Agreement”) pursuant to which AMID will acquire control over the Partnership through the merger of the Partnership with and into Merger Sub, and in accordance with Section 1.409A-

3(j)(4)(ix)(B) of the Treasury Regulations, governing termination and liquidation of certain nonqualified deferred compensation arrangements in connection with Change in Control (as defined under Section 1.409A) events, the Plan is terminated effective as of one (1) business days prior to the Closing (as defined in the Merger Agreement) (the “Termination Effective Date”). Notwithstanding any contrary provisions herein, each Participant’s Account in the Plan shall be liquidated and paid to the Participant or his or her Beneficiary, if applicable, in the form of a lump sum cash payment as soon as practicable following the Termination Effective Date, but no later than the Closing Date (as defined in the Merger Agreement). For the purpose of avoiding ambiguity, any portion of a Participant’s Account attributable to Equity Compensation shall be paid in the form of cash, regardless that it would otherwise be payable in the form of Units under Section 6.1 of this Article VI.”

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, with the consent of each affected Participant, the Company has caused this instrument to be executed this 31st day of October, 2017.

SOUTHCROSS ENERGY PARTNERS, L.P.

By:	SOUTHCROSS ENERGY PARTNERS GP, LLC
Its general partner

By:	/s/ Bret M. Allan
Name:	Bret M. Allan
Title:	Senior Vice President and
Chief Financial Officer

PARTICIPANT

/s/ Bruce A. Williamson

Bruce A. Williamson

Signature Page to

Amendment to Non-Employee Director Deferred Compensation Plan